Exhibit 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-9809) pertaining to the MCY.com, Inc. Amended and Restated Stock Incentive Plan of our report dated April 3, 2001, with respect to the consolidated financial statements of MCY.com, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2000.


/s/ Richard A. Eisner & Company, LLP
New York, New York
April 16, 2001